Exhibit 99.1

Capri Holdings Limited Announces Third Quarter Fiscal 2020 Results
Third Quarter Revenue and Adjusted Earnings Per Share Exceed Expectations
London — February 5, 2020 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the third quarter of fiscal 2020 ended December 28, 2019.
Third Quarter Fiscal 2020 Highlights
•Third quarter revenue growth of 9.2%
•Third quarter adjusted earnings per share of $1.66
•Repaid approximately $300 million of debt in the third quarter, and approximately $500 million year-to-date

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, "For the third quarter, we were pleased to deliver revenue and earnings per share above our expectations. Our revenue increase reflected the addition of Versace and growth from Jimmy Choo, while Michael Kors revenue was better than anticipated. The strategic initiatives for our recent acquisitions, Versace and Jimmy Choo, continue to gain traction, and we believe we are on the right path to position Michael Kors for future growth. Longer term, as we continue to execute against our strategies, we are confident in our ability to deliver multiple years of revenue and earnings growth."

Mr. Idol continued, “We are in the midst of a dynamic global health emergency related to the coronavirus. Our thoughts and prayers go out to the people of China, including our own employees located in this region, as well as all of those affected by the virus globally. We hope for a speedy and positive resolution to this crisis. The situation in China and the measures being taken to protect the population are having a material impact on our business. Given our current visibility, we now anticipate annual revenue of approximately $5.65 billion and adjusted earnings per share of $4.45 to $4.50. This estimate could materially change if the severity of the situation in China worsens."
Third Quarter Fiscal 2020 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.

Overview of Capri Holdings Third Quarter Fiscal 2020 Results:
•Total revenue of $1.571 billion increased 9.2% compared to last year. On a constant currency basis, total revenue increased 9.6%.
•Gross profit was $932 million and gross margin was 59.3%, compared to $873 million and 60.7% in the prior year. Adjusted gross profit was $934 million and adjusted gross margin was 59.5%, compared to $874 million and 60.8% in the prior year.
•Income from operations was $205 million and operating margin was 13.0% compared to $290 million and 20.2% in the prior year. Adjusted income from operations was $264 million and operating margin was 16.8%, compared to $316 million and 22.0% in the prior year.
•Net income was $210 million, or $1.38 per diluted share compared to $200 million, or $1.33 per diluted share in the prior year. Adjusted net income was $253 million, or $1.66 per diluted share, compared to $265 million or $1.76 per diluted share in the prior year.
•Net inventory at December 28, 2019 was $960 million, a 25% increase compared to the prior year, primarily reflecting incremental Versace inventory. Michael Kors inventory declined 2% compared to the prior year.
Versace Third Quarter Fiscal 2020 Results:
•Versace revenue was $195 million and comparable store sales increased in the mid single digits on a constant currency basis compared to stand-alone results from the prior year. Versace continued to deliver double digit comparable store sales growth in the Americas and EMEA.
•Versace operating loss was $12 million and operating margin was (6.2)%. Adjusted operating loss was $10 million and adjusted operating margin was (5.1)%.
Jimmy Choo Third Quarter Fiscal 2020 Results:
•Jimmy Choo revenue of $165 million increased 1.9% compared to the prior year on both a reported and constant currency basis. On a constant currency basis, comparable store sales were flat. Comparable store sales increased in the Americas and EMEA.
•Jimmy Choo operating income was $9 million and operating margin was 5.5%, compared to operating income of $15 million and operating margin of 9.3% in the prior year. In the prior year, adjusted operating income was $16 million and adjusted operating margin was 9.9%.
Michael Kors Third Quarter Fiscal 2020 Results:
•Michael Kors revenue of $1.211 billion decreased 5.1% compared to the prior year. On a constant currency basis, total revenue decreased 4.7%. On a constant currency basis, comparable store sales decreased in the low single digits.
•Michael Kors operating income was $288 million and operating margin was 23.8%, compared to $320 million and 25.1% in the prior year.
Share Repurchase Program
During the third quarter, the Company repurchased approximately 2.7 million of the Company's ordinary shares for approximately $100 million in open market transactions. As of December 28, 2019 the remaining availability under the Company’s share repurchase program was $400 million.

Outlook
The following guidance is provided on an adjusted, non-GAAP basis.
Full Year Fiscal 2020 Outlook
During the fourth quarter of fiscal 2020, there has been an outbreak of coronavirus in China which the Company expects will materially impact its financial results. As of February 5, 2020, approximately 150 of the Company’s 225 stores in mainland China are closed. Additionally, most of the stores that remain open are operating with reduced hours and experiencing significant declines in customer traffic. While this global health emergency is expected to be temporary, the duration and intensity of the disruption is uncertain, including potential broader impact outside of China if travel and tourist traffic is further restricted and there is a resulting decline in Chinese tourist spending in other regions. Given the dynamic nature of these circumstances, the Company currently expects the situation in China to reduce revenue by approximately $100 million and earnings per share by $0.40 to $0.45 for the fourth quarter and full year. This estimate could materially change if the severity of the situation worsens, including potential broader impact on our business outside the region if outbound travel and tourist traffic is further restricted out of China and into other countries and regions. In addition, given the lower than normal visibility, the Company will not be providing brand comparable store sales guidance ranges in the fourth quarter.
For Capri Holdings, the Company expects the following.
•Total revenue of approximately $5.65 billion
•Operating margin of approximately 13.7%
•Net interest expense in a range of $15 million to $20 million
•Weighted average diluted shares outstanding of approximately 152 million
•Effective tax rate of approximately 9.5%
•Diluted earnings per share of $4.45 to $4.50
Fourth Quarter Fiscal 2020 Outlook
For Capri Holdings, the Company expects the following.
•Total revenue of approximately $1.3 billion
•Operating margin of approximately 9.0%
•Net interest expense of approximately $0 million
•Weighted average diluted shares outstanding of approximately 152 million
•Effective tax rate of approximately 7%
•Diluted earnings per share of $0.68 to $0.73
For Versace, the Company expects the following.
•Revenue of approximately $210 million
•Positive operating margin reflecting an additional month in the quarter, December, partially offset by increased investments to support growth initiatives
For Jimmy Choo, the Company expects the following.
•Revenue of approximately $130 million
•Operating margin improvement reflecting expense leverage and the normalization of strategic investments
For Michael Kors, the Company expects the following.
•Revenue of approximately $950 million
•Operating margin to be below prior year due to the impact of the situation in China, partially offset by cost reductions associated with the fleet optimization program

Conference Call Information
A conference call to discuss third quarter results is scheduled for today, February 5, 2020 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until February 12, 2020. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 9391540. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the Jimmy Choo and Versace acquisitions, restructuring and non-cash impairment charges, transformation costs and ERP implementation costs. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, “cost-saving”, “projects”, “goal”, “strategy”, “budget”, “forecast” or “might” or, words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to future capital expenditures, expenses, revenues, earnings, economic performance, indebtedness, financial condition, share buybacks, dividend policy, losses and future prospects of the Company, business and management strategies and the expansion and growth of the Company’s operations, and benefits from any acquisition. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition; the risk of disruptions to the Company’s businesses; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); future availability of credit; the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics (including the outbreak of the coronavirus and its potential impact on our future financial results), disasters or catastrophes; political or economic instability in principal markets (including the continuing business disruption in Hong Kong); adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the reports that the Company files from time to time with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.
CONTACTS:
Investor Relations:
Jennifer Davis
(201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
(917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Total revenue	$1,571	$1,438	$4,359	$3,894
Cost of goods sold	639	565	1,719	1,507
Gross profit	932	873	2,640	2,387
Total operating expenses	727	583	2,296	1,692
Income from operations	205	290	344	695
Other income, net	(1)	(2)	(4)	(4)
Interest expense, net	3	7	19	21
Foreign currency (gain) loss	(2)	43	4	79
Income before provision for income taxes	205	242	325	599
(Benefit from) provision for income taxes	(4)	42	(2)	76
Net income	209	200	327	523
Less: Net loss attributable to noncontrolling interests	(1)	—	(1)	(1)
Net income attributable to Capri	$210	$200	$328	$524
Weighted average ordinary shares outstanding:
Basic	150,826,196	149,183,049	151,159,423	149,420,087
Diluted	152,154,372	150,268,424	152,354,936	151,457,921
Net income per ordinary share:
Basic	$1.39	$1.34	$2.17	$3.50
Diluted	$1.38	$1.33	$2.15	$3.46

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 28, 2019	March 30, 2019	December 29, 2018
Assets
Current assets
Cash and cash equivalents	$237	$172	$265
Receivables, net	321	383	291
Inventories, net	960	953	765
Prepaid expenses and other current assets	263	221	2,119
Total current assets	1,781	1,729	3,440
Property and equipment, net	596	615	544
Operating lease right-of-use assets	1,665	—	—
Intangible assets, net	2,225	2,293	1,133
Goodwill	1,681	1,659	780
Deferred tax assets	165	112	47
Other assets	212	242	85
Total assets	$8,325	$6,650	$6,029
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$375	$371	$329
Accrued payroll and payroll related expenses	110	133	99
Accrued income taxes	30	34	23
Current operating lease liabilities	406	—	—
Short-term debt	1,031	630	579
Accrued expenses and other current liabilities	353	374	357
Total current liabilities	2,305	1,542	1,387
Long-term operating lease liabilities	1,751	—	—
Deferred rent	—	132	131
Deferred tax liabilities	440	438	182
Long-term debt	1,085	1,936	1,955
Other long-term liabilities	133	166	107
Total liabilities	5,714	4,214	3,762
Commitments and contingencies
Redeemable noncontrolling interest	—	4	—
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 216,906,643 shares issued and 149,012,245 outstanding at December 28, 2019; 216,050,939 shares issued and 150,932,306 outstanding at March 30, 2019, and 213,432,129 shares issued and 148,313,496 outstanding at December 29, 2018	—	—	—
Treasury shares, at cost 67,894,398 shares at December 28, 2019; 65,118,633 shares at March 30, 2019; and 65,118,633 shares at December 29, 2018)	(3,325)	(3,223)	(3,223)
Additional paid-in capital	1,080	1,011	892
Accumulated other comprehensive loss	(29)	(66)	(93)
Retained earnings	4,883	4,707	4,688
Total shareholders’ equity of Capri	2,609	2,429	2,264
Noncontrolling interest	2	3	3
Total shareholders’ equity	2,611	2,432	2,267
Total liabilities and shareholders’ equity	$8,325	$6,650	$6,029

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Nine Months Ended
		December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue by Segment and Region:
Versace	The Americas	$41	$—	$133	$—
	EMEA	98	—	311	—
	Asia	56	—	186	—
Versace Revenue		195	—	630	—

Jimmy Choo	The Americas	34	29	85	75
	EMEA	85	90	228	248
	Asia	46	43	135	128
Jimmy Choo Revenue		165	162	448	451

Michael Kors	The Americas	834	898	2,222	2,363
	EMEA	239	244	652	677
	Asia	138	134	407	403
Michael Kors Revenue		1,211	1,276	3,281	3,443

Total Revenue		$1,571	$1,438	$4,359	$3,894

Income (Loss) from Operations:
Versace		$(12)	$—	$(6)	$—
Jimmy Choo		9	15	10	28
Michael Kors		288	320	711	798
Total segment income from operations		285	335	715	826
Less: Corporate expenses		(46)	(20)	(114)	(65)
Restructuring and other charges		(15)	(19)	(37)	(49)
Impairment of long-lived assets		(19)	(6)	(220)	(17)
Total Income from Operations		$205	$290	$344	$695

Operating Margin:
Versace		(6.2)%	—%	(1.0)%	—%
Jimmy Choo		5.5%	9.3%	2.2%	6.2%
Michael Kors		23.8%	25.1%	21.7%	23.2%
Capri Operating Margin		13.0%	20.2%	7.9%	17.8%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	December 28, 2019	December 29, 2018
Versace	208	—
Jimmy Choo	223	206
Michael Kors	846	870
Total number of retail stores	1,277	1,076

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	December 28, 2019	December 29, 2018	As Reported	Constant Currency
Total revenue:
Versace	$195	$—	NM	NM
Jimmy Choo	165	162	1.9%	1.9%
Michael Kors	1,211	1,276	(5.1)%	(4.7)%
Total revenue	$1,571	$1,438	9.2%	9.6%

	Nine Months Ended		% Change
	December 28, 2019	December 29, 2018	As Reported	Constant Currency
Total revenue:
Versace	$630	$—	NM	NM
Jimmy Choo	448	451	(0.7)%	0.9%
Michael Kors	3,281	3,443	(4.7)%	(3.7)%
Total revenue	$4,359	$3,894	11.9%	13.0%
___________________
NM Not meaningful

SCHEDULE 6

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO VERSACE ACQUISITION, ERP IMPLEMENTATION COSTS AND
CAPRI TRANSFORMATION COSTS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended December 28, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$932	$—	$—	$2	$—	$—	$934

Operating expenses	$727	$(19)	$(15)	$—	$(12)	$(11)	$670

Versace operating (loss) income	$(12)	$—	$—	$2	$—	$—	$(10)
Total income from operations	$205	$19	$15	$2	$12	$11	$264

Income before provision for income taxes	$205	$19	$15	$2	$12	$11	$264
(Benefit from) provision for income taxes	$(4)	$7	$3	$—	$3	$3	$12
Net income attributable to Capri	$210	$12	$12	$2	$9	$8	$253
Diluted net income per ordinary share - Capri	$1.38	$0.08	$0.08	$0.01	$0.06	$0.05	$1.66
______________________
(1)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 7

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO VERSACE ACQUISITION, ERP IMPLEMENTATION COSTS
CAPRI TRANSFORMATION COSTS AND FOREIGN CURRENCY EFFECTS RELATED TO VERSACE
(In millions, except share and per share data)
(Unaudited)

	Nine Months Ended December 28, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	ERP Implementation	Capri Transformation	Acquisition Foreign Currency Effects	As Adjusted
Gross profit	$2,640	$—	$—	$13	$—	$—	$—	$2,653

Operating expenses	$2,296	$(220)	$(37)	$—	$(29)	$(13)	$—	$1,997

Versace operating income	$(6)	$—	$—	$13	$—	$—	$—	$7
Total income from operations	$344	$220	$37	$13	$29	$13	$—	$656

Foreign currency loss	$4	$—	$—	$—	$—	$—	$(1)	$3
Income before provision for income taxes	$325	$220	$37	$13	$29	$13	$1	$638
(Benefit from) provision for income taxes	$(2)	$44	$8	$3	$7	$4	$—	$64
Net income attributable to Capri	$328	$176	$29	$10	$22	$9	$1	$575
Diluted net income per ordinary share - Capri	$2.15	$1.16	$0.19	$0.06	$0.14	$0.06	$0.01	$3.77
______________________
(1)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 8

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES, AND
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended December 29, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Gross profit	$873	$—	$—	$1	$—	$874

Total operating expenses	$583	$(6)	$(19)	$—	$—	$558

Jimmy Choo operating income	$15	$—	$—	$1	$—	$16
Total income from operations	$290	$6	$19	$1	$—	$316

Foreign currency loss	$43	$—	$—	$—	$(42)	$1
Income before provision for income taxes	$242	$6	$19	$1	$42	$310
Provision for income taxes	$42	$1	$3	$—	$(1)	$45
Net income attributable to Capri	$200	$5	$16	$1	$43	$265
Diluted net income per ordinary share - Capri	$1.33	$0.03	$0.11	$—	$0.29	$1.76
______________________
(1)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan, as well as transaction and transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited.

SCHEDULE 9

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION, AND
DERIVATIVE CONTRACT RELATED TO AGREEMENT TO ACQUIRE VERSACE
(In millions, except share and per share data)
(Unaudited)

	Nine Months Ended December 29, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Gross profit	$2,387	$—	$—	$6	$—	$2,393

Total operating expenses	$1,692	$(17)	$(49)	$—	$—	$1,626

Jimmy Choo operating income	$28	$—	$—	$6	$—	$34
Total income from operations	$695	$17	$49	$6	$—	$767

Foreign currency loss	$79	$—	$—	$—	$(72)	$7
Income before provision for income taxes	$599	$17	$49	$6	$72	$743
Provision for income taxes	$76	$3	$7	$1	$(1)	$86
Net income attributable to Capri	$524	$14	$42	$5	$73	$658
Diluted net income per ordinary share - Capri	$3.46	$0.09	$0.28	$0.03	$0.49	$4.35
______________________
(1)Includes store closure costs recorded in connection with the Retail Fleet Optimization Plan and other restructuring initiatives, transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited and transaction and transition costs recorded in connection with the Company’s agreement to acquire Gianni Versace S.p.A.